GREENLIGHT RE ANNOUNCES
FIRST QUARTER 2017 FINANCIAL RESULTS

GRAND CAYMAN, Cayman Islands - May 2, 2017 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) today announced financial results for the first quarter ended March 31, 2017. Greenlight Re reported net income of $8.4 million for the first quarter of 2017, compared to net income of $28.7 million for the same period in 2016. Fully diluted net income per share for the first quarter of 2017 was $0.22, compared to $0.77 for the same period in 2016.

Fully diluted adjusted book value per share was $23.57 as of March 31, 2017, a 3.0% increase from $22.88 per share as of March 31, 2016.

“We were pleased with our January 1 renewals. Our underwriting portfolio grew during the quarter, as we continue to identify attractive opportunities and retain relationships with partners who are growing their businesses,” said Leonard Goldberg, Interim Chief Executive Officer of Greenlight Re. “The reinsurance market remains very competitive and we remain diligent in our underwriting and conservative in our growth expectations.”

Financial and operating highlights for Greenlight Re for the first quarter ended March 31, 2017 include:

•
Gross written premiums of $197.2 million, an increase from $166.8 million in the first quarter of 2016; net earned premiums were $151.9 million, an increase from $138.1 million reported in the prior-year period.

•	An underwriting loss of $0.2 million, compared to underwriting income of $3.7 million in the first quarter of 2016.

•
A composite ratio for the three months ended March 31, 2017 of 97.4% compared to 93.8% for the prior-year period. The combined ratio for the three months ended March 31, 2017 was 100.1% compared to 97.3% for the prior-year period.

•	Net investment income of $11.6 million, representing a gain of 0.9%, compared to net investment income of $28.4 million during the comparable period in 2016 when Greenlight Re reported a 2.5% gain.

“The investment environment remains challenging for our value investing strategy,” stated David Einhorn, Chairman of the Board of Directors. “We continue to keep a conservative posture given the rising equity markets despite potential economic and political risks.”

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the first quarter ended March 31, 2017 on Wednesday, May 3, 2017 at 9:00 a.m. Eastern time.  The conference call title is Greenlight Capital Re, Ltd. First Quarter 2017 Earnings Call.

To participate in the Greenlight Capital Re, Ltd. First Quarter 2017 Earnings Call, please dial in to the conference call at:

U.S. toll free             1-888-336-7152
International            1-412-902-4178

Telephone participants may avoid any delays by pre-registering for the call using the following link to receive a special dial-in number and PIN.
Conference Call registration link: http://dpregister.com/10105313

The conference call can also be accessed via webcast at:

http://services.choruscall.com/links/glre170503.html

A telephone replay of the call will be available from 11:00 a.m. Eastern time on May 3, 2017 until 9:00 a.m. Eastern time on May 10, 2017.  The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll free) or 1-412-317-0088 (international), access code 10105313. An audio file of the call will also be available on the Company’s website, www.greenlightre.ky .

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Regulation G
Fully diluted adjusted book value per share is considered a non-GAAP measure and represents basic adjusted book value per share combined with the impact from dilution of share based compensation including in-the-money stock options and RSUs as of any period end. Book value is adjusted by subtracting the amount of the non-controlling interest in joint venture from total shareholders’ equity to calculate adjusted book value. We believe that long term growth in fully diluted adjusted book value per share is the most relevant measure of our financial performance because it provides management and investors a yardstick by which to monitor the shareholder value generated. In addition, fully diluted adjusted book value per share may be of benefit to our investors, shareholders and other interested parties to form a basis of comparison with other companies within the property and casualty reinsurance industry.

Net underwriting income (loss) is considered a non-GAAP financial measure because it excludes items used in the calculation of net income before taxes under U.S. GAAP. The measure includes underwriting expenses which are directly related to underwriting activities as well as an allocation of other general and administrative expenses. Net underwriting income (loss) is calculated as net premiums earned, less net loss and loss adjustment expenses incurred, less, acquisition costs and less underwriting expenses. The measure excludes, on a recurring basis: (1) net investment income; (2) any foreign exchange gains or losses; (3) corporate general and administrative expenses; (4) other income (expense) not related to underwriting, and (5) income taxes and income attributable to non-controlling interest. We exclude net investment income and foreign exchange gains or losses as we believe these are influenced by market conditions and other factors not related to underwriting decisions. We exclude corporate general and administrative expenses because these expenses are generally fixed and not incremental to or directly related to our underwriting operations. We believe all of these amounts are largely independent of our underwriting process and including them distorts the analysis of trends in our underwriting operations. Net underwriting income should not be viewed as a substitute for U.S. GAAP net income.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.ky) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland.  Greenlight Re provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces.  Established in 2004, Greenlight Re selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited.  With a focus on deriving superior returns from both sides of the balance sheet, Greenlight Re’s assets are managed according to a value-oriented equity-focused strategy that complements the Company’s business goal of long-term growth in book value per share.

Contact:

Garrett Edson
ICR
(203) 682-8331
IR@greenlightre.ky

Media:
Brian Ruby
ICR
(203) 682-8268
Brian.ruby@icrinc.com

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2017 and December 31, 2016
(expressed in thousands of U.S. dollars, except per share and share amounts)

	March 31, 2017	December 31, 2016
	(unaudited)	(audited)
Assets
Investments
Debt instruments, trading, at fair value	$8,074	$22,473
Equity securities, trading, at fair value	1,054,427	844,001
Other investments, at fair value	139,453	156,063
Total investments	1,201,954	1,022,537
Cash and cash equivalents	37,961	39,858
Restricted cash and cash equivalents	1,344,059	1,202,651
Financial contracts receivable, at fair value	38,255	76,381
Reinsurance balances receivable	268,447	219,126
Loss and loss adjustment expenses recoverable	2,582	2,704
Deferred acquisition costs, net	73,470	61,022
Unearned premiums ceded	3,155	2,377
Notes receivable, net	35,236	33,734
Other assets	3,717	4,303
Total assets	$3,008,836	$2,664,693
Liabilities and equity
Liabilities
Securities sold, not yet purchased, at fair value	$867,709	$859,902
Financial contracts payable, at fair value	3,215	2,237
Due to prime brokers	558,798	319,830
Loss and loss adjustment expense reserves	340,030	306,641
Unearned premium reserves	265,268	222,527
Reinsurance balances payable	52,249	41,415
Funds withheld	5,576	5,927
Other liabilities	13,639	14,527
Performance compensation payable to related party	1,189	—
Total liabilities	2,107,673	1,773,006
Equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 31,183,763 (2016: 31,111,432): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,895 (2016: 6,254,895))	3,744	3,737
Additional paid-in capital	501,180	500,337
Retained earnings	378,542	370,168
Shareholders’ equity attributable to shareholders	883,466	874,242
Non-controlling interest in joint venture	17,697	17,445
Total equity	901,163	891,687
Total liabilities and equity	$3,008,836	$2,664,693

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

For the three months ended March 31, 2017 and 2016
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended March 31
	2017	2016
Revenues
Gross premiums written	$197,214	$166,792
Gross premiums ceded	(3,426)	(2,107)
Net premiums written	193,788	164,685
Change in net unearned premium reserves	(41,886)	(26,573)
Net premiums earned	151,902	138,112
Net investment income (loss)	11,618	28,435
Other income (expense), net	(7)	(271)
Total revenues	163,513	166,276
Expenses
Loss and loss adjustment expenses incurred, net	104,812	90,668
Acquisition costs, net	43,211	38,963
General and administrative expenses	6,743	6,999
Total expenses	154,766	136,630
Income (loss) before income tax	8,747	29,646
Income tax expense	(121)	(204)
Net income (loss) including non-controlling interest	8,626	29,442
Loss (income) attributable to non-controlling interest in joint venture	(252)	(773)
Net income (loss)	$8,374	$28,669
Earnings (loss) per share
Basic	$0.22	$0.77
Diluted	$0.22	$0.77
Weighted average number of ordinary shares used in the determination of earnings and loss per share
Basic	37,341,338	37,107,039
Diluted	37,376,649	37,422,921

The following table provides the ratios for the three months ended March 31, 2017 and 2016:

	Three months ended March 31
		2017			2016
	Frequency	Severity	Total	Frequency	Severity	Total

Loss ratio	70.5%	41.4%	69.0%	68.2%	31.8%	65.6%
Acquisition cost ratio	28.6%	26.5%	28.4%	28.5%	24.4%	28.2%
Composite ratio	99.1%	67.9%	97.4%	96.7%	56.2%	93.8%
Underwriting expense ratio			2.7%			3.5%
Combined ratio			100.1%			97.3%